Exhibit 99.2

Becton, Dickinson and Company Announces Pricing of the Tender Offers

FRANKLIN LAKES, NJ, August 22, 2022 – Becton, Dickinson and Company (NYSE: BDX) (the “Company” or “BD”) today announced the consideration payable in connection with its previously announced Tender Offers (as defined below) to purchase for cash up to $500,000,000 aggregate principal amount (which, subject to applicable law, may be increased in the Company’s sole discretion, the “Aggregate Offer Cap”) of its (i) 3.794% Senior Notes due 2050, (ii) 7.000% Senior Debentures due 2027, (iii) 6.700% Senior Debentures due 2028, (iv) 6.000% Senior Notes due 2039, (v) 5.000% Senior Notes due 2040, (vi) 4.685% Senior Notes due 2044 and (vii) 4.669% Senior Notes due 2047 (collectively, the “Securities” and each a “series”), in the order of priority set forth in the table below (each, an “Acceptance Priority Level”), subject to an aggregate principal amount of each series of Securities that does not exceed the applicable Offer SubCap, if any, set forth in the table below (each, an “Offer SubCap”) (collectively, the “Tender Offers”); provided that the Company will only accept for purchase up to an aggregate principal amount of all series of Securities that does not exceed the Aggregate Offer Cap.

The table below sets forth the Total Consideration for each series of Securities.

Title of Security	CUSIP Number	Principal Amount Outstanding	Offer SubCap	Acceptance Priority Level(1)	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2)(3)	Total Consideration (2)(3)
3.794% Senior Notes due 2050	075887CK3	$750,000,000	$190,000,000	1	2.250% U.S. Treasury Notes due 2/15/2052	FIT1	+145 bps	$30	$854.23
7.000% Senior Debentures due 2027	075887AN9	$168,000,000	N/A	2	2.750% U.S. Treasury Notes due 7/31/2027	FIT1	+105 bps	$30	$1,124.49
6.700% Senior Debentures due 2028	075887AQ2	$167,050,000	N/A	3	2.750% U.S. Treasury Notes due 7/31/2027	FIT1	+115 bps	$30	$1,125.53
6.000% Senior Notes due 2039	075887AV1	$250,000,000	N/A	4	3.250% U.S. Treasury Notes due 5/15/2042	FIT1	+130 bps	$30	$1,137.71
5.000% Senior Notes due 2040	075887AX7	$124,984,000	N/A	5	3.250% U.S. Treasury Notes due 5/15/2042	FIT1	+135 bps	$30	$1,018.79
4.685% Senior Notes due 2044	075887BG3	$1,024,998,000	$325,000,000	6	3.250% U.S. Treasury Notes due 5/15/2042	FIT1	+130 bps	$30	$985.23
4.669% Senior Notes due 2047	075887BX6	$1,500,000,000	N/A	7	2.250% U.S. Treasury Notes due 2/15/2052	FIT1	+155 bps	$30	$974.84

(1)
Subject to the Aggregate Offer Cap, Offer SubCap, if any, and proration if applicable, the principal amount of each series of Securities that is purchased in the Tender Offers has been determined in accordance with the applicable Acceptance Priority Level (in numerical priority order) specified in this column.

(2)	Per $1,000 principal amount of Securities validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase.

(3)
The Total Consideration (as defined below) for each series of Securities validly tendered prior to or at the Early Tender Date and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the applicable Early Tender Payment. The Total Consideration for each series of Securities does not include the applicable Accrued Interest (as defined below), which will be payable in addition to the applicable Total Consideration.

The Tender Offers are being made pursuant to the terms and conditions set forth in the offer to purchase, dated August 8, 2022, as amended and supplemented by the Company’s press release on August 22, 2022 (as so amended, the “Offer to Purchase”) announcing the upsizing of the Offer SubCap applicable to the 3.794% Senior Notes due 2050. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

The “Total Consideration” listed in the table above per $1,000 principal amount of each series of Securities was determined at 10:00 a.m., New York City time, on August 22, 2022. Only holders of Securities who validly tendered and did not validly withdraw their Securities at or prior to 5:00 p.m., New York City time, on August 19, 2022 (the “Early Tender Date”) are eligible to receive the Total Consideration for Securities accepted for purchase. As previously announced, the Company has elected to exercise its right to make payment for the Securities that were validly tendered prior to or at the Early Tender Date and that are accepted for purchase on August 23, 2022 (the “Early Settlement Date”). Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the Early Settlement Date (“Accrued Interest”). Since the Tender Offers are fully subscribed at the Early Tender Date, the Company does not expect to accept for purchase any Securities tendered after the Early Tender Date on a subsequent settlement date.

Information Relating to the Tender Offers

Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are the lead dealer managers for the Tender Offers. Academy Securities, Inc., Loop Capital Markets LLC and Siebert Williams Shank & Co., LLC are co-dealer managers for the Tender Offers. Investors with questions regarding the Tender Offers may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4759 (collect) or by email at liabilitymanagement@wellsfargo.com. Global Bondholder Services Corporation is the tender and information agent for the Tender Offers and can be contacted at (855) 654-2014 (toll-free) or (212) 430-3774 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decisions as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/BectonDickinson or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (855) 654-2014 (bankers and brokers can call collect at (212) 430-3774).

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the Tender Offers do not constitute an offer to buy or the solicitation of an offer to sell Securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful.

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 75,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care.

Contacts:

Media:	Investors:
Troy Kirkpatrick	Francesca DeMartino
VP, Public Relations	SVP, Head of Investor Relations
858.617.2361	201.847.5743
troy.kirkpatrick@bd.com	francesca.demartino@bd.com

Forward-Looking Statements

This press release contains certain estimates and other forward-looking statements (as defined under federal securities laws) regarding BD’s performance, including in relation to the consummation of the Tender Offers. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, the factors discussed in BD’s filings with the Securities and Exchange Commission. BD does not intend to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

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